Exhibit 99.1

MEDALIST DIVERSIFIED REIT, INC. REPORTS SECOND QUARTER 2022 RESULTS

RICHMOND, VA, August 9, 2022.  Medalist Diversified REIT, Inc. (NASDAQ:MDRR), a Virginia-based real estate investment trust that specializes in acquiring, owning and managing commercial real estate in the Southeast region of the U.S., today reported financial results for the three months ended June 30, 2022 and provided an update on its corporate activities.  In addition, the Company released supplemental financial information about its first quarter financial results.

Key Highlights:

●	FFO increased by $2,196,302 to $671,346 for the six months ended June 30, 2022, compared to FFO of ($1,524,956) for the six months ended June 30, 2021.

●	Net Operating Income (NOI) grew 1.9% to $1.61 million for the quarter ended June 30, 2022, compared to NOI of $1.58 million for the quarter ended June 30, 2021.

●	Same Property NOI growth of 4.9% within the retail and flex property portfolio for the quarter ended June 30, 2022, compared to the quarter ended June 30, 2021.

●	Completed the acquisition of Salisbury Marketplace in Salisbury, North Carolina for a gross purchase price of $10.05 million. Salisbury Marketplace is a 79,732 square foot retail center which is 89.9% leased and anchored by Food Lion, CitiTrends, and Family Dollar. The acquisition was financed by the recently completed corporate credit facility with Wells Fargo Bank.

●	Completed a $20.1 million corporate credit facility with Wells Fargo Bank with $18.6 million in term debt exposure to provide funding for the acquisition of Salisbury Marketplace and to refinance mortgages on two of the Company’s existing properties, Lancer Center and the Greenbrier Business Center. The corporate credit facility also includes a $1.5 million line of credit, which the Company plans to use to fund future acquisitions.

●	Leasing activity during the first six months of 2022 brings the occupancy of Medalist's properties (excluding the recently acquired Salisbury Marketplace property) to 97.1%, compared to 94.0% as of March 31, 2022. Including the Salisbury Marketplace property, the Company’s flex and retail property portfolio occupancy is 96.4%.
o	Nine new leases totaling 35,311 square feet for previously vacant space or to replace tenants with expiring leases
o	Eight lease renewals with existing tenants for a total of 34,659 square feet.
o	YTD leasing activity, as of June 30, 2022, represents 8.2% of total retail and flex portfolios.

●	The Company paid its fourth consecutive quarterly common dividend of $0.02 per common share.

“We are excited to deliver strong second quarter operating and financial results, highlighted by FFO growth of 119.4% and same-store NOI growth of 4.9% compared to the second quarter of 2021. Our core necessity-based tenant roster located in workforce communities is poised to outperform in both expansionary and recessionary economic environments. Throughout the pandemic, our retail and flex properties remained well-leased and experienced robust leasing activity in the first half of 2022. As we move through the remainder of the year, we plan to continue our focus on maximizing shareholder value through organic growth, improving our debt leverage, and distributions to shareholders,” stated Thomas E. Messier, Chairman and Chief Executive Officer of the Company.

About Medalist Diversified REIT

Medalist Diversified REIT Inc. is a Virginia-based real estate investment trust that specializes in acquiring, owning and managing commercial real estate in the Southeast region of the U.S. The Company’s strategy is to focus on commercial real estate which is expected to provide an attractive balance of risk and returns. Medalist utilizes a rigorous, consistent and replicable process for sourcing and conducting due diligence of acquisitions.

For more information on Medalist, including additional supplemental financial information, please visit the Company website at  https://www.medalistreit.com.

Forward Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the prospectus dated June 21, 2021 and its accompanying prospectus supplement dated November 17, 2021, and in the Company’s subsequent annual and periodic reports and other documents filed with the SEC, copies of which are available on the SEC’s website, www.sec.gov.

Non-GAAP Financial Measures

The foregoing supplemental financial data includes certain non-GAAP financial measures that we believe are helpful in understanding our business and performance, as further described below. Our definition and calculation of these non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable.

NOI

While we believe net income (loss), as defined by accounting principles generally accepted in the United States of America (U.S. GAAP), is the most appropriate measure, we consider NOI, given its wide use by and relevance to investors and analysts, an appropriate supplemental performance measure. NOI provides a measure of rental operations, and does not include depreciation and amortization, interest expense and non-property specific expenses such as corporate-wide interest expense and general and administrative expenses. As used herein, we calculate NOI as follows:

NOI from property operations is calculated as net loss, as defined by U.S. GAAP, plus preferred dividends, legal, accounting and other professional fees, corporate general and administrative expenses, depreciation, amortization of intangible assets and liabilities, interest expense, including amortization of financing costs, share based compensation expense, net amortization of above and below market leases, loss on impairment, impairment of assets held for sale, loss on debt extinguishment, and other income. The components of NOI consist of recurring rental and reimbursement revenue, less real estate taxes and operating expenses, such as insurance, utilities, and repairs and maintenance.

The following tables reflect net loss attributable to common shareholders with a reconciliation to NOI, as computed in accordance with GAAP for the periods presented:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Operating Income
Net Loss	$(1,007,939)	$(640,824)	$(1,988,322)	$(2,948,566)
Plus: Preferred dividends, including amortization of capitalized issuance costs	155,104	150,530	309,027	299,979
Plus: Legal, accounting and other professional fees	368,546	296,040	828,415	787,895
Plus: Corporate general and administrative expenses	155,509	117,040	236,215	186,177
Plus: Depreciation expense	792,584	548,760	1,564,144	1,003,534
Plus: Amortization of intangible assets	329,871	221,617	713,508	420,076
Plus: Interest expense, including amortization of capitalized loan issuance costs	719,052	1,073,766	1,406,553	3,358,449
Plus: Share based compensation expense	-	-	233,100	149,981
Plus: Loss on impairment	-	-	36,670	-
Plus: Impairment of assets held for sale	-	-	175,671	-
Plus: Loss on extinguishment of debt	169,675	-	169,675	-
Less: Other income	(29,324)	(182,407)	(124,763)	(183,759)
Less: Net amortization of above and below market leases	(38,217)	381	(64,251)	3,618
Net Operating Income - NOI	$1,614,861	$1,584,903	$3,495,642	$3,077,384

Same Property NOI

Same property NOI is calculated as the NOI of all properties owned during the entire periods presented with the exclusion of any properties acquired or sold during the periods presented. The following table reconciles same property retail and flex NOI, NOI of newly acquired retail and flex properties, same hotel property NOI, and NOI of disposed hotel properties with total NOI.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Same Property Retail & Flex NOI Reconciliation
Same property retail & flex NOI	$1,060,352	$1,011,075	$2,077,954	$2,005,566
NOI of newly acquired retail & flex properties (1)	531,601	115,699	1,002,151	115,699
Same hotel property NOI	22,908	263,284	415,537	693,615
NOI of recently sold properties (2)	-	194,845	-	262,504
Total NOI (3)	$1,614,861	$1,584,903	$3,495,642	$3,077,384

EBITDA

EBITDA is net income (loss), as defined by U.S. GAAP, plus preferred dividends, interest expense, including amortization of financing costs, depreciation and amortization, net amortization of acquired above and below market lease revenue, loss on impairment, impairment of assets held for sale and loss on debt extinguishment.

The following tables reflect net loss with a reconciliation to EBITDA, as computed in accordance with GAAP for the periods presented:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
EBITDA
Net Loss	$(1,007,939)	$(640,824)	$(1,988,322)	$(2,948,566)
Plus: Preferred dividends, including amortization of capitalized issuance costs	155,104	150,530	309,027	299,979
Plus: Interest expense, including amortization of capitalized loan issuance costs	719,052	1,073,766	1,406,553	3,358,449
Plus: Depreciation expense	792,584	548,760	1,564,144	1,003,534
Plus: Amortization of intangible assets	329,871	221,617	713,508	420,076
Less: Net amortization of above and below market leases	(38,217)	381	(64,251)	3,618
Plus: Loss on impairment	-	-	36,670	-
Plus: Impairment of assets held for sale	-	-	175,671	-
Plus: Loss on extinguishment of debt	169,675	-	169,675	-
EBITDA	$1,120,130	$1,354,230	$2,322,675	$2,137,090

FFO and AFFO

Funds from operations (“FFO”), a non-GAAP measure, is an alternative measure of operating performance, specifically as it relates to results of operations and liquidity. FFO is computed in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in its March 1995 White Paper (as amended in November 1999, April 2002 and December 2018). As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs and above and below market leases) and after adjustments for unconsolidated partnerships and joint ventures. In addition to FFO, Adjusted FFO (“AFFO”), excludes non-cash items such as amortization of loans and above and below market leases, unbilled rent arising from applying straight line rent revenue recognition and share-based compensation expenses. Additionally, the impact of capital expenditures, including tenant improvement and leasing commissions, net of reimbursements of such expenditures by property escrow funds, is included in the calculation of AFFO.

The following tables reflect net loss with a reconciliation to FFO and AFFO for the periods presented:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Funds from operations
Net income (loss)	$(1,007,939)	$(640,824)	$(1,988,322)	$(2,948,566)
Depreciation of tangible real property assets	616,416	436,661	1,219,261	802,387
Depreciation of tenant improvements	151,522	96,483	300,446	170,819
Amortization of leasing commissions	24,646	15,616	44,437	30,328
Amortization of intangible assets	329,871	221,617	713,508	420,076
Loss on impairment	-	-	36,670	-
Impairment of assets held for sale	-	-	175,671	-
Loss on extinguishment of debt	169,675	-	169,675	-
Funds from operations	$284,191	$129,553	$671,346	$(1,524,956)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Adjusted funds from operations
Funds from operations	$284,191	$129,553	$671,346	$(1,524,956)
Amortization of above market leases	55,943	59,984	125,526	113,597
Amortization of below market leases	(94,160)	(59,603)	(189,777)	(109,979)
Straight line rent	(43,529)	(55,191)	(58,450)	(143,283)
Capital expenditures	(126,644)	(51,202)	(492,703)	(72,852)
Increase in fair value of interest rate cap	(28,894)	149	(119,936)	(11)
Amortization of loan issuance costs	25,499	16,398	53,617	60,588
Amortization of preferred stock discount and offering costs	55,104	50,530	109,027	99,979
Amortization of convertible debenture discount, offering costs and beneficial conversion feature	—	263,163	—	1,718,487
Share-based compensation	—	—	233,100	149,981
Bad debt expense	163	—	12,946	3,196
Debt forgiveness	—	(176,300)	—	(176,300)
Adjusted Funds from operations (AFFO)	$127,673	$177,481	$344,696	$118,447

Contact

Brent Winn

Medalist Diversified REIT, Inc.

brent.winn@medalistprop.com